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                                                                    EXHIBIT 3.2

                                       FORM OF
                               CERTIFICATE OF AMENDMENT
                                          TO
                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                           PACKAGING CORPORATION OF AMERICA

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                      Adopted in accordance with the provisions
                    of Section 242 of the General Corporation Law
                               of the State of Delaware

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          Richard B. West, being the Chief Financial Officer, Vice President and

Secretary of Packaging Corporation of America, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of

Delaware (the "CORPORATION"), does hereby certify as follows:

          FIRST:    That the Restated Certificate of Incorporation of the

Corporation be, and hereby is, amended by deleting Article Four in its entirety and substituting in lieu thereof a new Article Four to read as follows:

                                     ARTICLE FOUR
          4.1 AUTHORIZED SHARES. The total number of shares of stock which the Corporation has authority to issue is 303,000,100 shares, consisting of 3,000,000 shares of Preferred Stock, with a par value of $0.01 per share, the terms of which may be designated by the board of directors pursuant to
SECTION 4.2 (the "PREFERRED STOCK"), 100 shares of Junior Preferred Stock, with a par value of $0.01 per share (the "JUNIOR PREFERRED STOCK") and 300,000,000 shares of Common Stock, with a par value of $0.01 per share (the "COMMON STOCK").

          4.2 PREFERRED STOCK. The Preferred Stock may be issued and reissued from time to time in one or more series. The board of directors of the Corporation is hereby authorized to provide for the issuance and reissuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as

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a "PREFERRED STOCK DESIGNATION"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

          A. The designation of the series, which may be by distinguishing number, letter or title.

          B. The number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          C. The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

          D.   Dates at which dividends, if any, shall be payable.

          E. The redemption rights and price or prices, if any, for shares of the series.

          F. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          G. The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          H. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

          I. Restrictions on the issuance of shares of the same series or of any other class or series.

          J. The voting rights, if any, of the holders of shares of the series.

          4.3  JUNIOR PREFERRED STOCK.

          A. GENERAL. Except as otherwise may be required by law, all shares of Junior Preferred Stock shall be identical in all respects and shall entitle the holders thereof to the same

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rights, preferences and privileges, subject to the same qualifications, limitations and restrictions as set forth herein.

          B. VOTING RIGHTS. Unless otherwise agreed to in writing by all of the holders of Junior Preferred Stock, until such time when the Stockholders Agreement, dated as of April 12, 1999, among Tenneco Packaging Inc., PCA Holdings LLC and the Corporation (as the same may be amended from time to time, the "STOCKHOLDERS AGREEMENT"), or Section 3.3 thereof is terminated or is no longer effective, whether by its terms or pursuant to agreement of the parties thereto, the holders of the shares of Junior Preferred Stock shall have the right, voting separately as a class, to elect one director (the "CEO DIRECTOR") to the board of directors of the Corporation. Except as set forth in the immediately preceding sentence and except as otherwise required by applicable law, holders of Junior Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

          C. DIVIDENDS. The holders of the shares of Junior Preferred Stock, as such, shall not be entitled to receive any dividends or other distributions in respect thereof (except as provided below in SECTION 4.3(D) hereof).

          D. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and after the payment of any preferential amounts to be distributed to the holders of the Preferred Stock, before any payment or distribution of assets of the Corporation shall be made or set apart for payment to the holders of any shares of Common Stock, the holders of the shares of Junior Preferred Stock shall be entitled to receive $1.00 per share (the "LIQUIDATION PREFERENCE"), but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Junior Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Junior Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed to the holders of the shares of Junior Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Junior Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. For purposes of this SECTION 4.3(D), a consolidation or merger of the Corporation or a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

          E. TRANSFER. Except as contemplated by Section 8.1 of the Stockholders Agreement, the shares of Junior Preferred Stock are not transferrable by the original holders thereof without the prior written approval of all of the holders of Junior Preferred Stock; provided that shares of Junior Preferred Stock may be redeemed, at the election of the Corporation, at any time, at a price of $1.00 per share.

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          F.   RETIREMENT.  Shares of Junior Preferred Stock which shall have been issued, redeemed or otherwise reacquired in any manner by the Corporation shall, upon such acquisition, be retired automatically (without any further action by the Corporation or the board of directors of the Corporation) and shall not be reissued by the Corporation.

          4.4  COMMON STOCK.

          A. VOTING RIGHTS. Except as otherwise provided by the General Corporation Law of the State of Delaware or by a Preferred Stock Designation, all of the voting power of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one (1) vote for each share of Common Stock held by such holder on all matters voted upon by the stockholder, and holders of Preferred Stock and, except as expressly provided in
SECTION 4.3, the Junior Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

          B. DIVIDENDS. Subject to the express terms of any Preferred Stock Designation, the board of directors may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. The holders of the Common Stock shall share ratably in any such dividend in proportion to the number of shares of Common Stock held by each.

          C.   LIQUIDATION.   In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the Corporation and after the payment of any preferential amounts to be distributed to the holders of Preferred Stock and Junior Preferred Stock, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares held by each. For purposes of this SECTION 4.3(C), a consolidation or merger of the Corporation or a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

          D. DIRECTOR APPROVAL. In addition to any other vote of the board of directors required by applicable law, the Corporation shall not take any action which, as of the time the proposed action is taken, requires the affirmative vote of at least four of the five TPI/PCA Directors (as defined in the Stockholders Agreement) under Section 3.6 of the Stockholders Agreement without such affirmative vote, so long as the applicable provision of such section of the Stockholders Agreement is effective and enforceable by the parties to such agreement and has not otherwise terminated by its terms, by operation of law or by agreement of the parties thereunder.

          E. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of the Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be

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registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          F. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          G.   NOTICES.   All notices referred to herein shall be in writing,
shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

          4.5 STOCK SPLIT. Immediately upon the filing of this Certificate of Amendment to Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME"), each share of Common Stock outstanding at the Effective Time shall be, without further action by the Corporation or any of the holders thereof, changed and converted into a number of shares of Common Stock equal to that number determined by multiplying each outstanding share of Common Stock by 220. Each certificate then outstanding representing shares of Common Stock shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by 220.

          SECOND:   That the Restated Certificate of Incorporation of the

Corporation be, and hereby is, amended by deleting Article Seven in its entirety and substituting in lieu thereof a new Article Seven to read as follows:

                                    ARTICLE SEVEN

          Subject to any rights of holders of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (i) any action required or permitted to be

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taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, (ii) special meetings of stockholders of the Corporation may be called only by either the board of directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chief executive officer of the Corporation and (iii) advance notice of stockholder nominations of persons for election to the board of directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

          THIRD:    That the board of directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of

Section 141(f) and 242 of the General Corporation Law of the State of Delaware

and directed that such amendment be submitted to the stockholders of the

Corporation entitled to vote thereon for their consideration and adoption thereof.

          FOURTH:   That the stockholders entitled to vote thereon adopted the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Restated

Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this ___ day of October 1999.


                              PACKAGING CORPORATION OF AMERICA,
                              a Delaware corporation


                              By: ____________________________
                                  Name: Richard B. West
                                  Its: Secretary













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